EXHIBIT 21.1

Subsidiaries of Viasystems, Inc.

NAME OF ENTITY	JURISDICTION OF ORGANIZATION

ECM Holding Company	Delaware
Electro Componentes de Mexico, S.A. de C.V.	Mexico
Ensambladora Automatriz de la Frontera Sa de CV	Mexico
European PCB Group (Cayman Islands) Ltd.
Cayman Islands
European PCB Group Holding Corp.	Delaware
European PCB Group Partners (Cayman) L.P.	Cayman Islands
European Semiconductors Assembly BV	Netherlands
Guangzhou Kalex Laminate Company Ltd.	China
Guangzhou Termbray Circuit Board Co. Ltd.	China
Guangzhou Termbray Electronics Technology Co. Ltd.	China
Gaungzhou Termbray Electronics Technology Co. Ltd.	China
Guangzhou Wire Harness Company Ltd.	Hong Kong
Kalex Circuit Board (China) Limited	Hong Kong
Kalex Circuit Board (Guangzhou) Limited	Hong Kong
Kalex Multi-Layer Circuit Board (Zhong Shan) Ltd.	China
Kalex Printed Circuit Board Limited	Hong Kong
Masthoff BV	Netherlands
Momm BV	Netherlands
Mommers Print Service France S.A.R.L.	France
Mommers Vastgoed BV	Netherlands
Print Belgie Beheer BV	Netherlands
Print Belgie Holding BV	Netherlands
Print Service Holding NV	Netherlands
Qingdao Viasystems Telecommunications Technologies Co. Ltd	China
Shanghai Reltec Communications Technology Co. Ltd.	China
Shanghai Viasystems Electronic Systems Company Limited	China
Shanghai Viasystems EMS Co. Ltd.	China
Termbray Circuit Board Company Limited	Hong Kong
Termbray Laminate Company Limited	Hong Kong
Viasupply Company Limited	Hong Kong
Viasystems II ULC	Nova Scotia
Viasystems Asia Pacific Company Limited	Hong Kong
Viasystems Asia Pacific Property B.V.I. Limited	Hong Kong
Viasystems BV	Netherlands
Viasystems BVI Ltd.	British Virgin Islands
Viasystems Canada Holdings, Inc.	Canada
Viasystems Electronics (Guangzhou) Company Limited	China
Viasystems EMS - U.K. Ltd	England/Wales

NAME OF ENTITY	JURISDICTION OF ORGANIZATION

Viasystems International, Inc.	Delaware
Viasystems Kalex Printed Circuit Board Limited	Hong Kong
Viasystems Luxembourg II S.a.r.l.	Luxembourg
Viasystems Luxembourg S.a.r.l.	Luxembourg
Viasystems Manchester Limited	England/Wales
Viasystems Milwaukee, Inc.	Wisconsin
Viasystems Mommers BV	Netherlands
Viasystems (Nantong) Electronic Technologies Co., Ltd.	China
Viasystems Partners Ltd.	Canada
Viasystems Research & Development Center (Guangzhou) Co. Ltd.	China
Viasystems Services BV	Netherlands
Viasystems (Singapore) Pte Limited	Singapore
Viasystems (South China) Company Limited	Hong Kong
Viasystems Technologies Corp. LLC	Delaware
Viasystems Technologies International Trading (Shanghai) Co. Ltd.	China
Viasystems ULC	Nova Scotia
Viasystems Wire Harness Asia Holding Co. Ltd.	Hong Kong
Wire Harness Industries, Inc	Delaware
Wirekraft Employment Co.	Delaware
Wirekraft Industries de Mexico, S.A. de C.V.	Mexico
Wirekraft Industries, LLC	Delaware
Wire Harness Holding Company, Inc.	Delaware
Viasystems Wire Harness Asia Holding Co. Ltd.	Hong Kong
Guangzhou Wire Harness Company Ltd.	Hong Kong
Wire Harness Contractors, Inc.	Delaware
Wirekraft LLC	Delaware
Wire Harness Automotive, Inc.	Delaware
Technograph Microcircuits Limited	England/Wales